Claros Mortgage Trust, Inc. Reports Third Quarter 2023 Results

New York, NY, October 31, 2023 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter ended September 30, 2023. The Company’s third quarter 2023 GAAP net loss was ($68.9 million), or ($0.50) per diluted share of common stock. Distributable Loss (a non-GAAP financial measure defined below) was ($22.8 million), or ($0.16) per diluted share of common stock. Distributable Earnings prior to realized gain and principal charge-off was $49.6 million, or $0.35 per diluted share of common stock.

Third Quarter 2023 Highlights

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$7.1 billion loan portfolio with a weighted average all-in yield of 9.5%.
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Received loan repayment proceeds of $287 million, including $248 million from four full loan payments.
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Executed two loan sales generating proceeds of $188 million, including a loan collateralized by a portfolio of multifamily assets located in San Francisco, CA and a hospitality loan located in Austin, TX.
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Recognized a $73 million principal charge-off in connection with the sale of the San Francisco multifamily loan.
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Repaid $317 million in financings during the third quarter.
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Funded approximately $174 million of follow-on fundings related to the existing loan portfolio.
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CECL reserves increased by $0.27 per share to $1.10 per share at September 30, 2023 from $0.83 per share at June 30, 2023.
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Total liquidity of $432 million consisting of $307 million of cash and $124 million of approved and undrawn credit capacity.
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Paid a cash dividend of $0.25 per share of common stock for the third quarter of 2023.

“CMTG continued to navigate challenging market conditions in the third quarter, taking action to better position the company for the long term,” said Richard Mack, Chief Executive Officer and Chairman of CMTG. “Looking ahead, our proactive approach to asset and portfolio management will continue to be essential in what we believe will be an elevated interest rate environment for an extended period of time.”

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Wednesday, November 1, 2023, at 10:00 a.m. ET. The conference call may be accessed by dialing 1-833-470-1428 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 187505.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com.The earnings presentation accompanying this release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by dialing 1-866-813-9403, access code 528270, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings (Loss):

Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which includes principal charge-offs, as the Company believes this more easily allows our Board, Manager, and investors to compare our operating performance to our peers, to assess our ability to pay dividends, and to determine our compliance with certain financial covenants. Distributable Earnings (Loss) is substantially the same as Core Earnings, excluding incentive fees, as defined in the Management Agreement, for the periods presented.

The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to our net income and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income, an indication of our cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. In addition, the Company’s methodology for calculating Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Board in setting the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are useful to investors.

While Distributable Earnings (Loss) excludes the impact of our unrealized provision for or reversal of current expected credit loss reserves, loan losses are charged off and recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, or when the Company acquires title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Media Relations:

Financial Profiles

Kelly McAndrew

203-613-1552

Kmcandrew@finprofiles.com

Claros Mortgage Trust, Inc.

Reconciliation of Distributable Earnings (Loss) to

Net (Loss) Income Attributable to Common Stock

(Amounts in thousands, except share and per share data)

	Three Months Ended
	September 30, 2023	June 30, 2023
Net (loss) income attributable to common stock:	$(68,947)	$4,253
Adjustments:
Non-cash stock-based compensation expense	4,369	4,395
Provision for current expected credit loss reserve	110,198	41,476
Depreciation and amortization expense	2,558	2,092
Amortization of above and below market lease values, net	354	-
Unrealized loss on interest rate cap	1,659	259
Gain on extinguishment of debt	-	(2,217)
Gain on sale of loan	(575)	-
Distributable Earnings prior to realized gains and principal charge-offs	$49,616	$50,258
Gain on sale of loan	575	-
Gain on extinguishment of debt	-	2,217
Principal charge-offs	(72,957)	(66,935)
Distributable Loss	$(22,766)	$(14,460)
Weighted average diluted shares - Distributable Earnings (Loss)	141,469,161	141,648,701
Diluted Distributable Earnings per share prior to realized gains and principal charge-offs	$0.35	$0.35
Diluted Distributable Loss per share	$(0.16)	$(0.10)